UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange

Item 5.02. (e) Compensatory Arrangements of Certain Employees

Redwood Trust, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on May 23, 2023 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve an amendment (the “Amendment”) to the Company’s Amended and Restated 2014 Incentive Award Plan (the “Incentive Plan”) to, among other matters, increase the maximum number of shares available for issuance under the Incentive Plan, extend the right to grant awards under the Incentive Plan through the tenth anniversary of the effective date of the Amendment, eliminate “share recycling” with respect to shares tendered by participants to satisfy certain obligations under the Incentive Plan, and to remove or modify provisions of the Incentive Plan related to a now-repealed section of the Internal Revenue Code of 1986, as amended. With both stockholder approval of the Amendment and prior approval by the Company’s Board of Directors, the number of shares available for issuance under the Incentive Plan, as amended by the Amendment, will increase by 9,650,000 shares of common stock.

The foregoing description of the Incentive Plan as amended by the Amendment is qualified in its entirety by the text of the Incentive Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above, the Company held its Annual Meeting on May 23, 2023. There were 113,719,555 shares of Company common stock entitled to vote at the Annual Meeting.  There were five items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Greg H. Kubicek, Christopher J. Abate, Armando Falcon, Douglas B. Hansen, Debora D. Horvath, George W. Madison, Georganne C. Proctor, Dashiell I. Robinson, and Faith A. Schwartz as directors to serve on the Board of Directors until the annual meeting of stockholders in 2024 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Greg H. Kubicek	71,284,862	3,169,665	243,446	21,412,110
Christopher J. Abate	73,119,981	1,393,147	184,845	21,412,110
Armando Falcon	67,540,978	6,946,043	210,952	21,412,110
Douglas B. Hansen	73,014,496	1,473,039	210,438	21,412,110
Debora D. Horvath	72,206,130	2,312,178	179,665	21,412,110
George W. Madison	73,622,965	856,173	218,835	21,412,110
Georganne C. Proctor	69,922,461	4,586,494	189,018	21,412,110
Dashiell I. Robinson	71,960,256	2,540,013	197,704	21,412,110
Faith A. Schwartz	73,502,476	974,983	220,514	21,412,110

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
95,180,164	757,170	172,749	0

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
59,804,939	11,794,977	3,098,057	21,412,110

Item 4.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve the frequency of an advisory vote on named executive officer compensation. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
73,541,915	201,060	660,891	294,107	21,412,110

Item 5.  As noted in Item 5.02(e) above, during the Annual Meeting, stockholders voted to approve an Amendment to the Company’s Incentive Plan to , among other matters, increase the maximum number of shares available for issuance under the Incentive Plan by 9,650,000 shares of common stock, extend the right to grant awards under the Incentive Plan through the tenth anniversary of the effective date of the Amendment, eliminate “share recycling” with respect to shares tendered by participants to satisfy certain obligations under the Incentive Plan, and to remove or modify provisions of the Incentive Plan related to a now-repealed section of the Internal Revenue Code of 1986, as amended. The stockholders’ votes with respect to this Amendment of the Incentive Plan were as follows:

For	Against	Abstentions	Broker Non-Votes
68,866,700	5,312,398	518,874	21,412,110

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Redwood Trust, Inc. Second Amended and Restated 2014 Incentive Award Plan

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2023	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President, Chief Legal Officer, and Secretary